For Immediate Release

U.S. ENERGY CORP. ANNOUNCES $48.1 MILLION 2012 OIL AND GAS CAPITAL EXPENDITURE BUDGET

SELLS PORTION OF UNDEVELOPED LEASEHOLD INTERESTS IN MCKENZIE AND WILLIAMS COUNTIES, NORTH DAKOTA

ANNOUNCES INITIAL PRODUCTION RATE OF 1,840 BOE/D FROM THE OLSON 8-5 #1H WELL

PROVIDES OIL AND GAS OPERATIONAL UPDATE

RIVERTON, Wyoming – December 20, 2011 – U.S. Energy Corp. (NASDAQ Capital Market:  “USEG”) (“U.S. Energy” or the “Company”), today announced its 2012 capital expenditure budget and that its wholly owned subsidiary, Energy One LLC (“Energy One”) entered into an agreement with Brigham Oil & Gas, L.P. (“Brigham”) for the sale of a portion of its undeveloped leasehold interests in McKenzie and Williams Counties, North Dakota.  The Company also announced the initial production rate for the third completed well under the Zavanna, LLC (“Zavanna”) drilling program, and provided an operational update on its oil and gas initiatives.

2012 Capital Expenditures Budget:

The Board of Directors has approved a $48.1 million oil and gas capital expenditure budget for 2012.  The Company has allocated an estimated $24.9 million to be spent in its Eagle Ford drilling program with Crimson Exploration in South Texas.  Additionally, the Company has allocated $18.4 million for its Rough Rider and Yellowstone / SE HR programs with Brigham and Zavanna, respectively, in the Williston Basin of North Dakota, with the remaining $4.8 million in Capex budgeted towards the Company’s drilling initiatives in the San Joaquin Basin of California with Cirque Resources.  A summary of the Company’s projected 2012 Capex follows:

Eagle Ford Program:  $24.9 Million

•	Operational Objectives: Complete one gross (0.3 net) 2011 well in progress, drill and complete 11 gross (3.3 net) 2012 wells, and drill one additional gross (0.3 net) 2012 well.

Press Release
December 20, 2011

Williston Basin Program: $18.4 Million

•	Operational Objectives: Complete six gross (1.31 net) 2011 wells in progress, drill and complete ten gross (0.81 net) 2012 wells, and drill four additional gross (0.29 net) 2012 wells.

San Joaquin Basin Program:  $4.8 Million

•	Operational Objectives: Drill and complete three gross (1.2 net) 2012 wells (depending on initial well success, which is unknown at this time).

Based on internal modeling, anticipated drilling and completion schedules, and anticipated flow rates from historical and projected well performance by region, the Company anticipates a 70% increase in average daily production for 2012 compared to 2011.  Actual timing of drilling and completing wells, well performance and the anticipated number of gross and net wells could vary in each of these cases.  Amounts budgeted for each regional drilling program are also subject to change based on a number of factors including, but not limited to, timing, well costs, drilling and completion success, availability of capital and weather-related issues.

Anticipated well performance could also vary significantly from those modeled internally.  Furthermore, funds allocated for specific drilling programs under the 2012 CAPEX budget will be re-allocated to other drilling programs if initial results are below expectations.

U.S. Energy Corp. plans to fund its budget from cash on hand, cash flow from operations, proceeds from the acreage sales described in this release, borrowings under its secured revolving credit facility and the possible sale of its apartment complex in Gillette, Wyoming, which was recently listed with national real estate brokerage firm, Colliers International.

Sale of Portion of Undeveloped Leasehold Interests:

Effective December 15, 2011, the Company sold an undivided 75% of its “undeveloped” acres in the Rough Rider prospect to Brigham for $13.7 million.  Under the terms of the agreement, the Company retained the remaining 25% of its interest in the undeveloped acreage and its original working interest in its 20 developed wells in the Rough Rider prospect.  Of these 20 wells, 18 are currently producing, one is currently being completed and another is expected to be completed in the coming weeks.

Under the terms of the agreement, Brigham has also agreed to commence drilling operations for at least three gross wells in the Rough Rider acreage for each calendar year of 2012 and 2013.

Press Release
December 20, 2011

Option Agreement:

In addition to the abovementioned sale, the Company has entered into an option agreement with an undisclosed party for the purchase of an undivided 75% of its “undeveloped” acreage within the Yellowstone and SE HR prospects under the Zavanna program in McKenzie County, ND.  If the option is exercised, the transaction is expected to close by mid-January 2012.  Under the terms of the agreement, the Company will retain the remaining 25% of its interest in the undeveloped acreage, and its original working interest and production in ten gross (2.3 net) wells drilled and/or in progress to date.  Of these ten wells, five are currently producing, four wells have been drilled to depth and are awaiting completion and one is currently drilling.

Operations Update:

Williston Basin, North Dakota - Rough Rider Program:

•
The Kalil 25-36 #2H (infill) well is currently being fracture stimulated by the operator.  The Company has an approximate 27% working interest ("WI") and a 22% net revenue interest ("NRI") in this well.

•	The Lloyd 34-3 #2H (infill) well is scheduled to be completed subsequent to the operator completing the above mentioned Kalil well. The Company has an approximate 8% WI and a 6.8% NRI in this well.

•	The Company averaged 781 net BOE/D during the month of November under this program.

Williston Basin, North Dakota - Yellowstone and SE HR Programs:

•
The Olson 8-5 #1H well was completed with 35 fracture stimulation stages and had an early 24-hour flow back rate of 1,840 BOE/D on a restricted choke during drillout of the plugs, which consisted of approximately 1,607 barrels of oil and 1,398 MCF of natural gas.  The Company has an approximate 30% WI and 23% NRI in this well.

•
Under the Precision Drilling rig program, Zavanna is currently drilling the Larsen 32-29 #1H (~27% WI / 21% NRI) in the horizontal leg of the wellbore and expects to continue to drill one well per month through June 2012.

•	Under the current completions schedule for 2012, Zavanna anticipates fracing ten gross wells through August of next year.

•	The Company averaged 271 net BOE/D during the month of November under this program.

Press Release
December 20, 2011

Eagle Ford Shale, South Texas - Leona River / Booth-Tortuga Programs:

•
The initial well on the Booth Tortuga prospect, the Beeler #1H well, is currently drilling in the horizontal leg of the wellbore.  The well is planned to be completed with approximately 18 fracture stimulation stages.  The Company has an approximate 30% WI and 22.5% NRI in this well.

•	Upon completing the drilling of the Beeler well, the drilling rig is scheduled to move to the Leona River acreage block to drill the KM Ranch #2H well.

•	The Company averaged 50 net BOE/D during the month of November from its Austin Chalk and Eagle Ford production under this program.

San Joaquin Basin, California - Moose Prospect:

•
The initial test well in the Moose prospect was spud on November 28, 2011 and is currently drilling towards the planned total depth of ~13,400 ft.  The well is currently drilling forward at a depth of ~ 12,500 feet.  The Company has an approximate 40% WI and 32% NRI in the program.

U.S. Gulf Coast (Onshore)

The Bayou Bend well, located in southeastern Texas, was drilled by Mueller Exploration to a depth of 11,265 feet and two prospective pay zones (EY3 & EY4 channel sandstones) were encountered.  Preliminary production testing has occurred on the deepest prospective zone, the EY4, which resulted in an indicated production rate of ~80 BOE/D and 624 MCF/D.  The well is scheduled to be hooked up for production in January 2012.  Once the EY4 zone is depleted, the operator plans to move up hole to test the EY3 (the primary objective) zone for productivity.  The Company has an approximate 13.5% WI and a 9.9% NRI in this well.

“With our sale announced today combined with an additional sale anticipated to close by mid-January, we have aligned our 2012 CAPEX budget with promising growth programs while maintaining a strong balance sheet, stabilized base production, and continued significant exposure in the Bakken and Eagle Ford plays,” said Keith Larsen, CEO of U.S. Energy.  “We are confident that our operational programs and capital allocation directives will produce tangible and positive growth results, along with measurable production and reserve increases for the Company’s shareholders in 2012,” he added.

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Press Release
December 20, 2011

Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy’s expected future production rates and capital expenditures, its drilling of wells with industry partners, its ownership interests in those wells and their expected costs, the oil and natural gas targets or goals for the wells, future capital expenditures and projects, and future production, reserves, borrowing capacity and sale or joint venture transactions.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance. The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010 and the Form 10-Q filed November 7, 2011), all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of oil and natural gas.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com